Exhibit 99.1
OSG
Overseas Shipholding Group, Inc.
PRESS RELEASE

OVERSEAS SHIPHOLDING GROUP REPORTS FIRST QUARTER 2015 RESULTS

New York, NY – May 7, 2015 – Overseas Shipholding Group, Inc. (OSG) (NYSE MKT: OSGB), a provider of oceangoing energy transportation services, today reported results for the quarter ended March 31, 2015.

Highlights
•	Time charter equivalent (TCE) revenues(1) for the first quarter of 2015 totaled $221.6 million, up 3% compared with the same period in 2014 even as revenue days decreased by 18%.
•	Net income for the first quarter was $42.9 million, compared to $12.6 million in the same period in 2014.
•	Adjusted EBITDA(2) was $113.7 million, up 31% from $86.6 million in the same period in 2014.
•	VLCC spot rates increased to approximately $49,300 per day in the first quarter, up 54% compared with the same period in 2014 and the highest average first quarter VLCC spot rates in five years.
•	Total cash(3) was $595.3 million as of March 31, 2015, growing from $512.4 million at the end of 2014.

“Our first quarter performance was a strong start to the year and we remain well positioned in both our domestic and international businesses to capitalize on the strength of the tanker markets,” said Captain Ian T. Blackley, OSG’s president and CEO.  “With 80 vessels on the water generating cash, I remain excited by our prospects and am confident in our ability to create value for our shareholders.”

First Quarter 2015 Results

For the quarter ended March 31, 2015, the Company reported TCE revenues of $221.6 million, an increase of $7.0 million, or 3%, from $214.6 million in the comparable 2014 quarter.  The $7.0 million increase was principally driven by continuing strength in the U.S. Flag markets and strengthening crude and product spot market rates, significantly offset by a decrease in revenue days of 1,432 days, an 18% decrease compared with the same period in 2014.  That decrease was largely due to the redelivery of ten vessels (eight Aframaxes, one Suezmax and one MR) at the expiry of their short-term time charters and the sale of five older vessels in 2014; two VLCCs, two Aframaxes and one Panamax.  For the quarter ended March 31, 2015, the Company reported shipping revenues of $233.5 million, a decrease of $58.9 million, or 20%, from $292.4 million in the comparable 2014 quarter.

Adjusted EBITDA was $113.7 million for the quarter ended March 31, 2015, an increase of $27.1 million, or 31%, from $86.6 million in the comparable 2014 quarter.  The $27.1 million increase was driven primarily by the strength of spot rates, particularly in the international crude market, and lower general and administrative expenses.

Net income for the quarter ended March 31, 2015 was $42.9 million, or $0.08 per diluted share, an increase of $30.3 million from $12.6 million in the comparable 2014 quarter.

U.S. Flag

TCE revenues for the U.S. Flag segment increased by $10.8 million, or 11%, to $111.2 million from $100.4 million in the first quarter of 2014.  The increase reflects the continued strength of the Jones Act market, which allowed the Company’s Jones Act Product Carriers and Articulated Tug Barges (ATBs) to achieve higher rates on new time charters upon the expiry of their prior time charters.

International Crude Tankers

TCE revenues for the International Crude Tankers segment decreased by $16.1 million, or 19%, to $66.8 million from $82.9 million in the first quarter of 2014.  This decrease in TCE revenues reflects a 1,448 day decrease in revenue days, largely driven by the vessel redeliveries and sales of older vessels noted above.  The decrease in revenue days was partially offset by a strengthening in average daily rates across all fleets in the segment, with VLCC spot rates increasing to approximately $49,300 per day in the first quarter, up 54% from the comparable 2014 period.  Aframax spot rates increased to almost $31,000 per day in the first quarter, up 15% and Panamax blended rates increased to approximately $20,800 per day, up 12%.

International Product Carriers

TCE revenues for the International Product Carriers segment increased by $12.3 million, or 39%, to $43.5 million from $31.2 million in the first quarter of 2014. This increase resulted primarily from a 49% increase in Medium Range (MR) spot rates to almost $19,000 per day from the same period in 2014.

Conference Call

The Company will host a conference call to discuss its first quarter 2015 results at 9:00 a.m. ET on Thursday, May 7, 2015.

To access the call, participants should dial (866) 490-3149 for domestic callers and (707) 294-1567 for international callers.  Please dial in ten minutes prior to the start of the call and enter Conference ID 37133128.

A live webcast of the conference call will be available from the Investor Relations section of the Company’s website at http://www.osg.com/

An audio replay of the conference call will be available starting at 2:00 p.m. ET on Thursday, May 7, 2015 through 11:59 p.m. ET on Thursday, May 14, 2015 by dialing (855) 859-2056 for domestic callers and (404) 537-3406 for international callers, and entering Conference ID 37133128.

About OSG

Overseas Shipholding Group, Inc. (NYSE MKT: OSGB) is a publicly traded tanker company providing energy transportation services for crude oil and petroleum products in the U.S. and International Flag markets. OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in New York City, NY. More information is available at www.osg.com.

Forward-Looking Statements

This release contains forward looking statements. In addition, the Company may make or approve certain statements in future filings with the Securities and Exchange Commission (SEC), in press releases, or in oral or written presentations by representatives of the Company.  All statements other than statements of historical facts should be considered forward-looking statements. These matters or statements may relate to the Company's prospects, including statements regarding trends in the tanker and articulated tug/barge markets, and including prospects for certain strategic alliances and investments.  Forward-looking statements are based on the Company’s current plans, estimates and projections, and are subject to change based on a number of factors.  Investors should carefully consider the risk factors outlined in more detail in the Company’s Annual Report for 2014 on Form 10-K under the caption “Risk Factors.” and in similar sections of other filings made by the Company with the SEC from time to time.  The Company assumes no obligation to update or revise any forward looking statements. Forward looking statements and written and oral forward looking statements attributable to the Company or its representatives after the date of this release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by the Company with the SEC.

Investor Relations & Media Contact:
Brian Tanner, Overseas Shipholding Group, Inc.
(212) 578-1645
btanner@osg.com

Consolidated Statements of Operations

($ in thousands, except per share amounts)	Three Months Ended March 31,
	2015	2014
	(Unaudited)	(Unaudited)
Shipping Revenues:
Pool revenues	$78,769	$45,067
Time and bareboat charter revenues	107,942	95,128
Voyage charter revenues	46,831	152,251
Total Shipping Revenues	233,542	292,446
Operating Expenses:
Voyage expenses	11,900	77,893
Vessel expenses	69,239	66,671
Charter hire expenses	31,898	45,482
Depreciation and amortization (i)	37,119	37,945
General and administrative	19,282	24,425
Technical management transition costs	40	194
Severance and relocation costs	5	6,683
Gain on disposal of vessels and other property	(1,073)	(1,477)
Total Operating Expenses	168,410	257,816
Income from Vessel Operations	65,132	34,630
Equity in Income of Affiliated Companies	12,412	8,494
Operating Income	77,544	43,124
Other Income	73	134
Income before Interest Expense, Reorganization Items and Income Taxes	77,617	43,258
Interest Expense	(28,569)	(123)
Income before Reorganization Items and Income Taxes	49,048	43,135
Reorganization Items, net	(3,487)	(29,256)
Income before Income Taxes	45,561	13,879
Income Tax Provision	(2,660)	(1,329)
Net Income	$42,901	$12,550

Weighted Average Number of Common Shares Outstanding:
Basic - Class A	520,583,598	-
Diluted - Class A	520,587,201	-
Basic and Diluted - Class B and Common Stock	7,924,944	30,516,394

Per Share Amounts:
Basic and diluted net income - Class A and Class B	$0.08	-
Basic and diluted net income - Common Stock	-	$0.41

(i)  The quarterly depreciation amount for the quarter ended March 31, 2014 has been revised from the amount previously reported in the quarterly report on Form 10-Q for the respective period to reflect the correction of an error which resulted in an overstatement of depreciation expense on certain vessels.  The error overstated depreciation expense for the quarter ended March 31, 2014 by $2,133.  This error had no impact on the full fiscal year 2014 amounts, or on periods prior to 2014.

Consolidated Balance Sheets

($ in thousands)	March 31, 2015	December 31, 2014
ASSETS	(Unaudited)
Current Assets:
Cash and cash equivalents	$477,321	$389,226
Restricted cash	118,010	123,178
Voyage receivables	78,740	101,513
Income tax recoverable	56,324	55,856
Other receivables	6,209	8,293
Inventories , prepaid expenses and other current assets	24,934	24,290
Deferred income taxes	5,312	5,312
Total Current Assets	766,850	707,668
Vessels and other property, less accumulated depreciation	2,178,627	2,213,217
Deferred drydock expenditures, net	64,995	62,413
Total Vessels, Deferred Drydock and Other Property	2,243,622	2,275,630

Investments in affiliated companies	331,411	334,863
Intangible assets, less accumulated amortization	53,667	54,817
Other assets	61,767	63,513
Total Assets	$3,457,317	$3,436,491

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$78,002	$96,066
Income taxes payable	3,385	906
Current installments of long-term debt	72,314	12,314
Total Current Liabilities	153,701	109,286

Reserve for uncertain tax positions	42,635	34,520
Long-term debt	1,593,298	1,656,353
Deferred income taxes	275,339	283,277
Other liabilities	66,079	66,968
Total Liabilities	2,131,052	2,150,404
Equity:
Total Equity	1,326,265	1,286,087
Total Liabilities and Equity	$3,457,317	$3,436,491

Consolidated Statements of Cash Flows

	Three Months Ended March 31,
($ in thousands)	2015	2014
	(Unaudited)	(Unaudited)
Cash Flows from Operating Activities:
Net income	$42,901	$12,550
Items included in net income not affecting cash flows:
Depreciation and amortization	37,119	37,945
Amortization of debt discount and other deferred financing costs	2,501	-
Compensation relating to restricted stock and stock option grants	357	542
Deferred income tax provision/(benefit)	(7,622)	8,461
Undistributed earnings of affiliated companies	(9,073)	(4,996)
Deferred payment obligations on charters-in	325	1,102
Reorganization items, non-cash	55	14,259
Straight-line charter hire revenue	(1,256)	-
Other – net	82	567
Items included in net income related to investing and financing activities:
Gain on disposal of vessels and other property - net	(1,073)	(1,477)
Payments for drydocking	(7,876)	(5,738)
Bankruptcy claim payments	(3,084)	-
Changes in operating assets and liabilities	13,058	(19,157)
Net cash provided by operating activities	66,414	44,058
Cash Flows from Investing Activities:
Change in restricted cash	5,167	-
Expenditures for vessels	-	(9,510)
Proceeds from disposal of vessels and other property	7,757	7,594
Expenditures for other property	(65)	(54)
Investments in and advances to affiliated companies	(500)	-
Repayments of advances from affiliated companies	12,500	-
Other – net	-	131
Net cash provided by/(used in) investing activities	24,859	(1,839)
Cash Flows from Financing Activities:
Purchases of treasury stock	-	(162)
Payments on debt, including adequate protection payments	(3,178)	(5,307)
Net cash used in financing activities	(3,178)	(5,469)
Net increase in cash and cash equivalents	88,095	36,750
Cash and cash equivalents at beginning of year	389,226	601,927
Cash and cash equivalents at end of period	$477,321	$638,677

Fleet Information

As of March 31, 2015, OSG’s owned and operated fleet totaled 80 International Flag and U.S. Flag vessels (63 vessels owned and 17 chartered-in) compared with 81 at December 31, 2014.   Those figures include vessels in which the Company has a partial ownership interest through its participation in joint ventures.

	Vessels Owned		Vessels Chartered-in		Total at March 31, 2015
Vessel Type	Number	Weighted by Ownership	Number	Weighted by Ownership	Total Vessels	Vessels Weighted by Ownership	Total Dwt
Operating Fleet
FSO	2	1.0	—	—	2	1.0	873,916
VLCC and ULCC	9	9.0	—	—	9	9.0	2,875,798
Aframax	7	7.0	—	—	7	7.0	787,859
Panamax	8	8.0	—	—	8	8.0	557,187
International Flag Crude Tankers	26	25.0	—	—	26	25.0	5,094,760

LR2	1	1.0	—	—	1	1.0	112,792
LR1	4	4.0	—	—	4	4.0	297,705
MR	14	14.0	7	7.0	21	21.0	1,001,978
International Flag Product Carriers	19	19.0	7	7.0	26	26.0	1,412,475

Total Int’l Flag Operating Fleet	45	44.0	7	7.0	52	51.0	6,507,235

Handysize Product Carriers 1	4	4.0	10	10.0	14	14.0	664,490
Clean ATBs	8	8.0	—	—	8	8.0	226,064
Lightering ATBs	2	2.0	—	—	2	2.0	91,112
Total U.S. Flag Operating Fleet	14	14.0	10	10.0	24	24.0	981,666

LNG Fleet	4	2.0	—	—	4	2.0	864,800 cbm
Total Operating Fleet	63	60.0	17	17.0	80	77.0	7,488,901 and 864,800 cbm

1Includes two owned shuttle tankers and two owned U.S. Flag Product Carriers that trade internationally.

Reconciliation to Non-GAAP Financial Information
investors with additional information that will better enable them to evaluate the Company’s performance. Accordingly, these non-GAAP measures are intended to provide supplemental information, and should not be considered in isolation or as a substitute for measures of performance prepared with GAAP.

(1) Time Charter Equivalent (TCE) Revenues

Consistent with general practice in the shipping industry, the Company uses TCE revenues, which represents shipping revenues less voyage expenses, as a measure to compare revenue generated from a voyage charter to revenue generated from a time charter. Time charter equivalent revenues, a non-GAAP measure, provides additional meaningful information in conjunction with shipping revenues, the most directly comparable GAAP measure, because it assists Company management in making decisions regarding the deployment and use of its vessels and in evaluating their financial performance.  Reconciliation of TCE revenues of the segments to shipping revenues as reported in the consolidated statements of operations follow:

	Three Months Ended March 31,
($ in thousands)	2015	2014
TCE revenues	$221,642	$214,553
Add: Voyage Expenses	11,900	77,893
Shipping revenues	$233,542	$292,446

(2) EBITDA and Adjusted EBITDA

EBITDA represents net (loss)/income before interest expense, income taxes and depreciation and amortization expense. Adjusted EBITDA consists of EBITDA adjusted for the impact of certain items that we do not consider indicative of our ongoing operating performance. EBITDA and Adjusted EBITDA do not represent, and should not be a substitute for, net (loss)/income or cash flows from operations as determined in accordance with GAAP. Some of the limitations are: (i) EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; (ii) EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and (iii) EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt. While EBITDA and Adjusted EBITDA are frequently used as a measure of operating results and performance, neither of them is necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. The following table reconciles net income as reflected in the consolidated statements of operations, to EBITDA and Adjusted EBITDA:

	Three Months Ended March 31,
($ in thousands)	2015	2014
Net Income	$42,901	$12,550
Income tax provision	2,660	1,329
Interest expense	28,569	123
Depreciation and amortization	37,119	37,945
EBITDA	111,249	51,947
Technical management transition costs	40	194
Severance and relocation costs	5	6,683
Gain on disposal of vessels and other property	(1,073)	(1,477)
Reorganization items, net	3,487	29,256
Adjusted EBITDA	$113,708	$86,603

(3) Total Cash
($ in thousands)	March 31, 2015	December 31, 2014

Cash and cash equivalents	$477,321	$389,226
Restricted cash	118,010	123,178
Total Cash	$595,331	$512,404